UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A INFORMATION

Information Required In Proxy Statement

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BLUE EARTH, INC.

(Name of Registrant as Specified in Its Charter)

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i

BLUE EARTH, INC.

2298 Horizon Ridge Parkway, Suite 205

Henderson, Nevada 89052

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Blue Earth, Inc.:

The Annual Meeting of Stockholders of Blue Earth, Inc. (the “Company”) will be held at Sun City MacDonald Ranch Community Association, 2020 W. Horizon Ridge Parkway, Henderson, Nevada 89012 at 8:00 a.m. (Pacific Coast Time), on June 19, 2015, for the following purposes:

1.

To elect a Board of Directors consisting of seven (7) members for the ensuing year.

2.

To ratify the issuance and sale of 10 million shares of common stock to Jackson Investment Group, LLC (“Jackson”) on November 25, 2014.

3.

To ratify the issuance of convertible preferred stock to TCA Global Credit Master Fund, LP (“TCA”) under the Second Amendment to Credit Agreement, dated February 24, 2015, by and between TCA and the Company.

4.

To ratify the issuance and sale of a senior secured convertible note to Jackson under the Note and Warrant Purchase Agreement, dated March 10, 2015, by and between Jackson and the Company.

5.

To ratify the issuance of restricted shares of Common Stock to the independent directors of the Company on December 22, 2014.

6.

To ratify the appointment of HJ & Associates LLC, as independent auditors for the 2015 fiscal year; and

7.

To transact such other business as may properly come before the meeting.

All stockholders are invited to attend the meeting.    Stockholders of record at the close of business on April 29, 2015, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.  A complete list of stockholders entitled to notice of, and to vote at, the meeting will be open to examination by the stockholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 2298 Horizon Ridge Parkway, Suite 205, Henderson, Nevada 89052

Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope.  Returning a proxy will not deprive you of your right to attend the annual meeting and vote your shares in person.

By Order of the Board of Directors

Dr. Johnny R. Thomas, CEO

Henderson, Nevada

May 15, 2015

ii

BLUE EARTH, INC.

2298 Horizon Ridge Parkway, Suite 205

Henderson, Nevada 89052

______________________

PROXY STATEMENT

______________________

The accompanying proxy is solicited by the Board of Directors of Blue Earth, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 8:00 a.m., Pacific Coast Time, on June 19, 2015, at Sun City MacDonald Ranch Community Association, 2020 W. Horizon Ridge Parkway, Henderson  Nevada 89012 and any adjournment thereof.  This proxy material is being mailed to stockholders commencing on or about May 15, 2015.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 19, 2015.

This Proxy Statement and the form of proxy are available at http://ir.stockpr.com/blueearthinc/proxy-materials .

VOTING SECURITIES; PROXIES

The Company will bear the cost of solicitation of proxies.  In addition to the solicitation of proxies by mail, certain officers and employees of the Company, without additional remuneration, may also solicit proxies personally by facsimile and by telephone.  In addition to mailing copies of this material to stockholders, the Company may request persons who hold stock in their names or custody or in the names of nominees for others, to forward such material to those persons for whom they hold stock of the Company and reimburse them for their expenses in connection therewith, and to request their authority for execution of the proxies.

A majority of the outstanding shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), present in person or represented by proxy shall constitute a quorum at the Annual Meeting.  The approval of a plurality of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for election of the nominees as directors.  The approval of the affirmative vote of the majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting, is required for adoption of all other proposals.

The form of proxy solicited by the Board of Directors affords stockholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to each matter to be acted upon at the Annual Meeting.   Shares of Common Stock represented by the proxy will be voted, except as to matters with respect to which authority to vote is specifically withheld.  Where the solicited stockholder indicates a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted as specified.

This proxy statement incorporates by reference our Annual Report on Form 10-K for the year ended December 31, 2014. Our website address is www.blueearthinc.com.  We make our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, this proxy statement and amendments to those reports filed or furnished pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) available on our website in the section titled “Investor Relations - SEC Filings.”  This information is also available free of charge at the Securities and Exchange Commission’s (“SEC”) website located at www.sec.gov. This proxy statement also incorporates by reference the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the Annual Meeting.  The references to our website address and the SEC’s website address do not constitute incorporation by reference of the information contained in these websites and should not be considered part of this document.

If you are the shareholder of record and you do not vote or provide a proxy, your shares will not be voted.  Under the rules of various national and regional securities exchanges, brokers may generally vote on certain, limited “routine” matters, but cannot vote on non-routine matters, such as the non-contested election of directors or an amendment to the Articles of Incorporation or the adoption or amendment of a stock option plan, unless they have received voting instructions from the person for whom they are holding shares.  If your broker does not receive instructions from you on how to vote particular shares on matters on which your broker does not have discretionary authority to vote, your broker will return the proxy form to us, indicating that he or she does not have the authority to vote on these matters.  This is generally referred to as a “broker non-vote” and will affect the outcome of the voting as described below.  Brokers that do not receive instructions from the beneficial owners of shares of Common Stock are not entitled to vote on any proposal at the Annual Meeting other than Proposal 6, to ratify the appointment of HJ & Associates LLC as our independent auditor for the 2015 fiscal year.  Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum at the Annual Meeting, but will not count as votes cast. Therefore, abstentions and broker non-votes will have no effect on the adoption of the proposals.

At the close of business on April 29, 2015, there were 93,836,058 shares of Common Stock outstanding and eligible for voting at the Annual Meeting.  There were no shares of Preferred Stock entitled to vote at the Annual Meeting.  Thus, there are 93,836,058 shares to be voted at the Annual Meeting.  Each stockholder of record is entitled to one vote for each share of Common Stock held on all matters that come before the Annual Meeting.  Only stockholders of record at the close of business on April 29, 2015, are entitled to notice of, and to vote at, the Annual Meeting.

How to Vote

Stockholders as of the record date may have their shares voted by submitting a proxy or may vote in person at the special meeting by following the instructions provided on the enclosed proxy card. Stockholders who hold their shares beneficially in “street name” and wish to submit a proxy must provide instructions to the broker, bank, trustee or other nominee that holds their shares of record as to how to vote their shares with respect to the applicable proposals.

Stockholders of record may submit a proxy in one of three ways or vote in person at the Annual Meeting:

•

Internet: Stockholders may submit their proxy over the Internet if a web address shown on their proxy card. Stockholders will be given an opportunity to confirm that their voting instructions have been properly recorded. Stockholders who submit a proxy via the Internet should NOT send in their proxy card.

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Mail: Stockholders may submit their proxy by properly completing, signing, dating and mailing their proxy card in accordance with the instructions contained on the proxy card.

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In Person: Stockholders may vote in person at the Annual Meeting or by sending a representative with an acceptable proxy that has been signed and dated. Attendance at the Annual Meeting will not, however, in and of itself constitute a vote or a revocation of a prior proxy.

Stockholders are encouraged to submit a proxy promptly. Each valid proxy received in time will be voted at the Annual Meeting according to the choice specified, if any. Executed, but uninstructed proxies (i.e., proxies that are properly signed, dated and returned, but are not marked to tell the proxies how to vote) will be voted in accordance with the recommendations of the Company’s board of directors.

Revocability of Proxy

A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, by executing and delivering to the Company a later dated proxy reflecting contrary instructions, or by appearing at the Annual Meeting and taking appropriate steps to vote in person.

No Dissenter’s Rights

Under Nevada law, stockholders are not entitled to dissenter’s rights of appraisal with respect to the proposals voted for hereunder.

All shares of Common Stock represented by properly executed proxies that are returned and not revoked will be voted in accordance with the instructions, if any, given therein.  If no instructions are provided in a proxy, the shares of Common Stock represented by such proxy will be voted FOR the election of directors of the Company; FOR ratification of the sale of shares to Jackson in November 2014, FOR ratification of the issuance of convertible preferred stock to TCA in February 2015; FOR ratification of the issuance of a senior convertible note to Jackson in March 2015; FOR ratification of the issuance of restricted shares to the independent directors in December 2014, and FOR ratification of the appointment of HJ & Associates LLC as the Company’s independent auditors for the 2015 fiscal year.

PROPOSAL 1

ELECTION OF DIRECTORS

The bylaws of the Company provide that each director serves from the date of election until the next annual meeting of stockholders and until his successor is elected and qualified. The By-laws provide for at least two members of the Board.  The initial number of directors serving during 2014 was six (6); however, on August 25, 2014, the Board appointed Alan P. Krusi as the seventh (7th) director of the Company to serve on the Board until the next annual meeting of Stockholders. The Company has nominated seven (7) persons consisting of Laird Q. Cagan, Chairman, Robert Potts, Governor Bill Richardson, James A. Kelly, Michael W. Allman, Dr. Johnny R. Thomas, and Alan P. Krusi, each a current Director, for re-election to the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The persons named in the accompanying proxy intend to vote for the election of the nominees listed herein as directors.  Each nominee has consented to serve if elected.  The Board of Directors has no reason to believe that any nominee will not serve if elected, but if any of them should become unavailable to serve as a director and if the Board of Directors designates a substitute nominee or nominees, the persons named as proxies will vote for the substitute nominee or nominees designated by the Board of Directors.

The following table sets forth certain information with respect to the nominees for the Board of Directors of the Company and is based on the records of the Company and information furnished to it by such persons. Reference is made to the section of this Proxy entitled, “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” for information pertaining to stock ownership by the nominees and executive officers of the Company.

Name of Nominee	Age	Position
Laird Q. Cagan	57	Chairman of the Board of Directors
Dr. Johnny R. Thomas	73	Chief Executive Officer and Director
Robert Potts	53	President and Chief Operating Officer and Director
William (Bill) Richardson	67	Director
James A. Kelly	57	Director
Michael W. Allman	54	Director
Alan P. Krusi	60	Director

•

 Mr. Allman serves on each of the following committees of the Board of Directors:

o

chairman of the Audit Committee

o

member of the Compensation Committee;

o

member of the Nominating & Corporate Governance Committee;

•

Mr. Kelly serves on each of the following committees of the Board of Directors:

o

chairman of the Compensation Committee;

o

member of the Nominating & Corporate Governance Committee;

o

member of the Audit Committee

•

Mr. Krusi serves on each of the following committees of the Board of Directors:

o

chairman of the Nominating and Corporate Governance Committee

o

member of the Audit Committee;

o

member of the Compensation Committee;

•

Governor Richardson may serve on committees of the Board as his time permits.

Biographical Information

Directors

We believe that our Board of Directors should be composed of individuals with sophistication and experience in many substantive areas that impact the Company’s businesses.  We believe that all of the current Board Members possess the professional and personal qualifications necessary for board service, and have highlighted particularly noteworthy attributes for each Board member in the individual biographies below.

Laird Q. Cagan, Chairman of the Board and Director. Mr. Cagan has served as Chairman of the Board and a director of the Company since February 21, 2011.  He is an investor in the Company who has served as a director and officer of several publicly traded companies. He has 25 years of experience in investing in and building high growth technology companies as well as five years in the investment banking industry.  During the 1990’s he invested in and helped build 15 high tech companies with over $500 million of equity capital invested in those companies.  He is a co-founder and Managing Director of Cagan McAfee Capital Partners, LLC (“CMCP”) a private investment firm he founded in 2002.  CMCP has founded, funded and taken public 10 companies in a variety of industries including energy, alternative energy, healthcare, information technologies, and environmental.  CMCP portfolio companies have raised over $600 million of equity capital and over $2 billion of capital has been invested in those companies or their projects.   Mr. Cagan previously worked for two of the largest investment banks in the world, Goldman, Sachs & Co. and Drexel Burnham Lambert.  In all, he was involved in over 30 transactions valued at more than $15 billion, bankruptcy work-out transactions of more than $2 billion, and a variety of equity, high-yield bond and senior debt financings.  Mr. Cagan was the founding Chairman of Evolution Petroleum Corporation (NYSE: EPM, and the Johannesburg Stock Exchange), a company he founded to develop mature oil and gas fields with advanced technologies.  He is a director and founder of Calpian, Inc. (CLPI), and a former director of AE BioFuels, Inc. (n/k/a Aemetis (AMTX)), and Pacific Asia Petroleum (n/k/a Erin Energy Corporation (NYSE MKT: ERN and the Johannesburg Stock Exchange). He held Series 24, 7 and 63 licenses, however, he is not currently registered with any FINRA firm.  He was a registered representative and Managing Director of Colorado Financial Services Corporation (“CFSC”), a FINRA-licensed broker-dealer from 2008 to 2012 and other firms dating back to 2003.  He served an administrative suspension from December 15-29, 2008 for violation of a FINRA rule, failure to provide copies of personal brokerage statements from his prior broker-dealer to his new broker-dealer.   Mr. Cagan attended M.I.T. and received BS, MS and MBA degrees from Stanford University.  He is a graduate of the UCLA Director’s Training Program.  He is the founding Chairman of the SF Bay chapter of the Young Presidents’ Organization and the former Chairman of the San Francisco Chapter of the World Presidents’ Organization.  He is a former member of the Stanford University Athletic Board and is a member of the Olympic Club, the oldest athletic club in America.  As a result of Mr. Cagan’s extensive experience in finance and start-up companies, as well as experience in the energy industry, all of which strengthens the Board’s collective qualifications, skills and experience.

Johnny R. Thomas, Chief Executive Officer and Director.  Dr. Thomas has been a director of the Company since February 22, 2011.  He has been employed by the Company as Chief Executive Officer since September 1, 2010, and also served as President from September 1, 2010 until May 16, 2013.  Prior thereto, he served as Chairman of the Board, Chief Executive Officer and President of Consolidation Services, Inc. (OTCBB:CNSV) from that company’s inception on January 26, 2007 until April 2, 2010.  The company was engaged in the acquisition of land and mineral rights in Eastern Kentucky and is now engaged in oil and gas production. From January 2000 until September 2010, Dr. Thomas was self-employed as an investor in securities, real estate and limited custom home development.  Prior thereto, he was a founder and served as Chairman of the Board and CEO of AgriBioTech, Inc. from September 1993 until February 1999. AgriBioTech and several of its subsidiaries filed a voluntary petition for bankruptcy in January 2000 (and was subsequently liquidated in Chapter 7), approximately eleven months following Dr. Thomas’s departure from the company.  Dr. Thomas received his Ph.D. in genetics/plant breeding from Oregon State University in 1966.   For more than 30 years, Dr. Thomas has successfully guided start-up companies from their formation through commercialization.  His experience in finance and the public securities markets has provided the Board with the necessary guidance to acquire, integrate and manage acquired companies and act as a liaison with the Company’s independent advisors, all of which strengthens the Board’s collective qualifications, skills and experience.

Robert C. Potts, President, Chief Operating Officer and Director.   Robert Potts was appointed President and Chief Operating Officer of the Company on May 16, 2013 and a director on January 1, 2014.  Since February, 2010, Mr. Potts has been a founder, director, CEO and President of IPS Engineering Inc. (“IPS”).   IPS is a Provo Utah based engineering, procurement and construction management (EPCM) company specializing in combined heat and power (CHP) alternative energy space, which was acquired by the Company in May 2013.  From February, 2008 until December 2009, Mr. Potts was President and an owner of Heavy Equipment Parts, Orem, UT, a ground engaging parts and fabrication services company.  From 2001, until he formed IPS, he was the President and CEO of several portfolio companies for a private equity firm.  These include: Prinexus, Finlay Systems, Color By Pergament, Direct Group, Direct Fulfillment, Mack Color Graphics, Halo Design Systems, and Tukan.   He has broad experience with successful start-up and turnaround ventures and has particular knowledge and experience in the energy industry and finance, which strengthens the Board’s collective qualifications, skills and experience.  Mr. Potts earned his B.S. Mechanical Engineering, at Brigham Young University and an M.B.A. - Finance at Lehigh University.

Governor Bill Richardson, Director.  Governor Richardson was elected to the Company’s Board of Directors effective January 1, 2014.   Governor Richardson brings to the Board his knowledge of the energy industry and regulatory affairs, as well as his experience serving on numerous boards of directors, which greatly strengthens the Board’s collective qualifications, skills and experience.  Governor Richardson is a leading proponent of energy, efficiency, technology as evidenced by the green initiatives he passed as Governor of New Mexico.  As a former Secretary of Energy, he has extensive knowledge on all aspects of our business model, including distributed generation, energy efficiency and technologies.  Furthermore, he is an ideal person to advise the Company on political issues at the state and federal level.  Political initiatives are continually on the agenda of most states and the federal government that can affect the Company’s business.  Governor Richardson currently serves as Senior Fellow for Latin America at Rice University’s James A. Baker III Institute for Public Policy, and participates on several non-profit and for-profit boards including Abengoa’s International Advisory Board, the fifth largest biofuels producer in the United States, WRI World Resources Institute, and the National Council for Science and the Environment.  Governor Richardson is also currently serving as Chairman of Global Political Strategies for APCO Worldwide. From January 2003 through January 2011, he was the Governor of New Mexico. Prior to his governorship, Governor Richardson was the U.S. Secretary of Energy (1998-2001), U.S. Ambassador to the United Nations (1997-1998) and a member of the U.S House of Representatives for New Mexico (1983-1997). Governor Richardson has a BA from Tufts University and an MA from Tufts University Fletcher School of Law and Diplomacy.  In addition to his service as member of the Board of Abengoa Solar and Tecnicas Reunidas.  He is currently serving on the following Boards:  Afina; American Progress/Enough Fellow; AMP Holding;  Aside/EAG; CarCharging; Dallas National Insurance; DayStar Technologies;  Ergo; EX-IM Bank; Foundation to Preserve New Mexico Wildlife;  National Council for Science and Environment (NCSE); P3GM; PT Capital; Refugees International; Richardson Center for Global Engagement; Ryan Governmental Services; Viridis Learning; V-Me; Vola LLC, and World Resources Institute (WRI).

James A. Kelly, Director, was elected to the Company’s Board of Directors effective January 1, 2014.  James Kelly has over thirty-eight years of experience in the energy industry.   Mr. Kelly possesses particular knowledge and experience in accounting, management and the energy industry to strengthen the Board’s collective qualifications, skills and experience.  The grid experience of Mr. Kelly with a major utility is relevant to all of our combined heat and power and solar business units, as distributed generation projects all involve direct interaction with utilities.  Mr. Kelly also has extensive knowledge and experience in all of the technology activities of the Company, since utilities generally see new, emerging technologies at an early stage as new technologies are submitted for potential inclusion in rebate programs.  Mr. Kelly has served on the Management Committee of a Fortune 500 Company.  Mr. Kelly has had exclusive responsibility for multiple external audits and management reviews of energy company operations.    Mr. Kelly was Senior Vice President for Southern California Edison Co. from November 1973 through July 2011, which is the electric utility company for Southern California.

Mr. Kelly obtained his Bachelor of Science from California State University, Long Beach in 1977 and a Master of Science from California State Polytechnic University in 1978. Mr. Kelly also serves as a director of Muni-Fed Streetlight Solution, Coachella Partners, the Don Bosco Technical Institute and as CEO and Director of ARES.

Michael W. Allman, Director, was elected to the Company’s Board of Directors effective January 1, 2014.  Mr. Allman has experience as a CEO and CFO of various renewable energy companies and with a global consulting firm, with exceptional breadth of experience in business strategy design and implementation, operations, finance, risk management, investor communications, business development, mergers and acquisitions and international business.   The grid experience of Mr. Allman with a major utility is relevant to all of our combined heat and power and solar business units, as distributed generation projects all involve direct interaction with utilities.  Mr. Allman also has extensive knowledge and experience in all of the technology activities of the Company, since utilities generally see new, emerging technologies at an early stage as new technologies are submitted for potential inclusion in rebate programs.  As a result of this experience, Mr. Allman possesses particular knowledge and experience in each of the above areas to serve as the Company’s Audit Expert and strengthens the Board’s collective qualifications, skills and experience.  Mr. Allman previously served as President and CEO of Sempra Generation between October 2006 and March 2010.  Sempra Generation was an electrical division of Sempra Energy, a Fortune 300 energy services company.   From March 2010 through June 2012, Mr. Allman served as Chairman, President and CEO of Southern California Gas Company, a gas distribution company in the United States.  Mr. Allman received his bachelor of science in Chemical Engineering from Michigan State University in 1982 and obtained his MBA from the University of Chicago in 1985, with a specialization in finance.

Alan P. Krusi, Director, was appointed as a Director of the Company on August 25, 2014.  From October 2011 until March 2015, Mr. Krusi was President, Strategic Development of AECOM Technology Corporation, a global provider of professional technical and management support services, and served as Executive Vice President for Corporate Development from August 2008 until October 2011. From 2003 until 2008 Mr. Krusi served as President of Earth Tech, Inc., an engineering, consulting, and construction services firm owned by Tyco International.  Since March 2008, Mr. Krusi has been a director of Comfort Systems USA (NYSE:FIX) a leading provider of commercial and industrial heating, ventilation and air conditioning (HVAC) and building automation services, with more than 85 locations nationwide. From 2002 to 2003, Mr. Krusi served as CEO of RealEnergy, Inc., a company providing on-site cogeneration to commercial and industrial customers. From 1999 to 2002, Mr. Krusi served as President of the Construction Services division of URS Corporation, where he oversaw an international construction services business specializing in construction management and program management. Prior to his employment with URS, and over a period of twenty-two years, Mr. Krusi held a number of technical and management positions within the engineering and construction industries. Mr. Krusi is a graduate of the University of California at Santa Barbara and is a Registered Geologist, Certified Engineering Geologist, and Licensed General Contractor in the State of California.  Mr. Krusi has more than thirty-five years of experience in the construction and engineering industries, including experience in executive management positions for public companies.

Executive Officers

Brett Woodard, Chief Financial Officer. Mr. Woodard was appointed Chief Financial Officer of the Company on May 16, 2013.   He served as a founder, director and CFO of IPS Engineering, Inc. from 2012 until its acquisition by the Company in May 2013.  Prior thereto, from 2007, Mr. Woodard served as the CFO of Wasatch Wind, Inc., an enterprise that developed wind energy projects in the Western US and Eastern Canada.  With over 25 years’ experience in structuring turnkey project finance transactions throughout the Americas, Europe and Asia in roles with Nokia (large telecommunications infrastructure), GE Capital and Nortel Networks, he has worked extensively with international financing organizations including several Export Credit Agencies.  Mr. Woodard holds an MBA, Finance from the University of Utah and Post Graduate Studies (PhD. Program), Finance, Wharton School, PA.

Donald R. Kendall, Jr., Chief Executive Officer of Blue Earth Capital, Inc.   Mr. Kendall was elected Chief Executive Officer and a director of Blue Earth Capital as of January 31, 2014.  He had been the Chief Executive Officer of Kenmont Capital Partners and Kenmont Solutions Capital GP LLC (“KSC”), an investment management firm specializing in alternative investments and private equity from 1998 and its affiliated finance company, respectively, until KSC’s acquisition by the Company in January 2014.  Mr. Kendall also utilized his extensive background in the power, energy and clean energy industries overseeing event driven, distressed, capital structure arbitrage and private equity investments in these sectors for Carlson Capital, L.P, while overseeing Kenmont's private equity and venture capital fund of funds.  From 1993 to 1998, Mr. Kendall was President of Cogen Technologies Capital Company, L.P.  His responsibilities included acquisitions, domestic and international project development, project and corporate financings, asset management, strategic planning and the initiation of Cogen's planned reorganization, initial public offering and ultimate sale for $1.1 billion.  In addition to his duties at Cogen, Mr. Kendall was the founding Chairman and Chief Executive Officer of Palmetto Partners, Ltd., a family office and investment management company for a Forbes 400 family.  Mr. Kendall's duties included identifying, analyzing, structuring, investing, monitoring and exiting investments in private equities on a direct basis and through private equity funds.  In addition, Mr. Kendall managed various public equity hedge fund and fixed income portfolios for affiliated entities and three charitable foundations.  He also serves as a director of American Midstream Partners, LP (NYSE: AMID), Solar City Corporation (NASDAQ: SCTY), Stream Energy and Tangent Energy Solutions, Inc.  Mr. Kendall also serves on the following Non Profit Boards:  Earthwatch Institute, the Houston Zoo Conservation Committee, the Jane Goodall Institute and the Prospect Park Alliance.  Mr. Kendall received a B.A. degree from Hamilton College and an M.B.A. from The Amos Tuck School of Business Administration at Dartmouth College.

There are no family relationships among any of our directors and executive officers.

Stockholder Vote Required

Election of each director requires a plurality of the votes of the shares of Common Stock, present in person or requested by proxy at the meeting and entitled to vote on the election of directors.

The Board of Directors recommends a vote “FOR” the election of each of the nominees named above for election to the Board of Directors.

PROPOSAL 2

TO RATIFY THE ISSUANCE AND SALE OF COMMON STOCK TO JACKSON INVESTMENT GROUP, LLC

Background

As reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 26, 2014, on November 25, 2014, the Company entered into a Common Stock Purchase Agreement (the “SPA”) with Jackson Investment Group, LLC, a Georgia limited liability company (“Jackson”) for the sale of 10,000,000 shares of restricted common stock, par value $0.001 per share (the “Common Stock”), for an aggregate purchase price of $10,000,000.  The SPA closed and the Company received the proceeds of the sale of the Common Stock on November 26, 2014.

The 10,000,000 shares of Common Stock represented approximately 12.5% of the issued and outstanding Common Stock of the Company prior to such issuance.  Prior to the closing of the SPA, Jackson held more than five percent (5%) of the issued and outstanding shares of Common Stock.  The proceeds of the sale to Jackson have been used to fund capital expenditures and other expenses in connection with the Company’s CHP and solar projects and the balance for working capital purposes.

The Common Stock was sold to Jackson in reliance on the statutory exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The Company did not engage any broker dealers or placement agents in connection with the offering or sale of Common Stock.

The SPA was filed as exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 26, 2014,and is incorporated by reference herein.

Reasons for Stockholder Approval

We are subject to the NASDAQ Marketplace Rules because our Common Stock is quoted on The NASDAQ Global Market (“Nasdaq”). NASDAQ Marketplace Rule 5635(d) (“Rule 5635(d)”) requires stockholder approval for transactions other than a public offering involving the sale, issuance, or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

The SPA did not violate Rule 5635(d) by itself, as the Common Stock sold to Jackson comprised only approximately 12.5% of the issued and outstanding Common Stock of the Company prior to such issuance.  However, the 10,000,000 shares were sold to Jackson at $1.00 per share when the Company’s book value was $1.06 per share, and the market value of the Company’s Common Stock was $1.11 per share.  Nasdaq issued a determination to the Company by letter on March 19, 2015 (the “Determination Letter”) that the Company was in violation of Rule 5635(d) because it aggregated the SPA with two of the Company’s subsequent transactions, discussed in Proposal 3 and Proposal 4 below, including an additional transaction with Jackson in March 2015.  Accordingly, the Company is required to retroactively obtain ratification by the Stockholders of all three of these transactions.

The Determination Letter stated that indicated that the Company had forty-five (45) calendar days to submit a plan to regain compliance with Rule 5635(d), and that if such a plan is timely submitted by the Company, the Nasdaq Staff may grant the Company up to 180 calendar days from March 19, 2015 to regain compliance.  On March 23, 2015, the Company filed a Current Report on Form 8-K under Item 3.01 “Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing which contained a plan to regain compliance with Rule 5635(d).  We had subsequent discussions with Nasdaq and this proxy statement is part of the Company’s plan to regain compliance.

If Stockholders do not ratify at least two of the three transactions set forth in this Proposal 2 and Proposal 3 and Proposal 4 below, then Nasdaq could take action against the Company, including, without limitation, suspending or delisting our securities for failure to comply with Rule 5635(d).

The board of directors unanimously recommends voting “FOR” the ratification of the November 2014 issuance and sale of common stock to Jackson Investment Group, LLC.

DESCRIPTION OF SECURITIES

Authorized and Outstanding Capital Stock

The following description of our capital stock and provisions of our articles of incorporation and by-laws are summaries and are qualified by reference to our articles of incorporation and by-laws. Copies of these documents have been filed with the SEC as exhibits to our reports and registration statements, and should be reviewed, as well as Nevada General Corporation Law.

We have authorized 525,000,000 shares of capital stock, par value $0.001 per share, of which 500,000,000 are shares of common stock and 25,000,000 are shares of “blank check” preferred stock.

Common Stock

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably dividends, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future. As of April 29, 2015, 93,836,058 shares of Common Stock were issued and outstanding held by 151 shareholders of record and approximately 1,900 beneficial owners of our shares of Common Stock.

Preferred Stock

Our board of directors will be authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.  The Board of Directors authorized 300,000 shares of Series A Convertible Preferred Stock, 300,000 shares of Series B Convertible Preferred Stock, and 910,000 shares of Series C Convertible Preferred Stock, all of which were converted on a 10 for 1 basis into Common Stock.

On February 24, 2015, the Company filed a Certificate of Designation and Preference to authorize the issuance of up to 400,000 Shares of Series D Convertible Preferred Stock, $10.00 face value, $.001 par value per share (“Series D Preferred Stock”), described below under Proposal 3.

Transfer Agent

Our transfer agent for our Common Stock is Empire Stock Transfer, 1859 Whitney Mesa Drive, Henderson, NV 89014.

PROPOSAL 3

TO RATIFY ISSUANCE OF CONVERTIBLE PREFERRED STOCK TO

TCA GLOBAL CREDIT MASTER FUND, LP

Background

As reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2015, the Company and each of the Company’s wholly-owned subsidiaries and TCA Global Credit Master Fund, LP (“TCA”) entered into a Second Amendment to Credit Agreement, originally entered into as of January 31, 2013, but effective February 22, 2013 (the “Amended Credit Agreement”), dated as of February 24, 2015.  Under the terms of the Amended Credit Agreement, the Lender has committed to lend a total of $4,000,000 to the Company.  On February 24, 2015, the Company borrowed $3 million (the Loan”) under a Replacement, Amended and Restated Promissory Note (the “Note”).

The Note accrues interest at the rate of twelve (12%) percent per annum, with interest commencing on April 1, 2015 and monthly thereafter through and including July 1, 2015.  A principal payment of $1 million is due on the earlier of July 1, 2015 or the closing of the sale of the Company’s Maili solar facility.  The remaining loan shall be amortized with payments commencing on August 1, 2015 and monthly thereafter.  The Loan may be prepaid at any time by the Company.  The proceeds from the Loan will be used by the Company to fund, in part, (i) completion of the solar facility being built by Maili for Sun Financial, LLC, and (ii) completion of the combined heat and power (CHP) plant being built by Sumter for Pilgrim’s Pride Corporation.  The Loan is secured by (i) all of the capital stock of Sumter and all income associated therewith; (ii) the Company’s interest under a Membership Interest Purchase Agreement for the sale of the capital stock of Maili to Sun Financial, LLC; and (iii) 400,000 shares of newly issued Series D Convertible Preferred Stock of the Company (the “Series D Preferred Stock”) solely convertible in the event of a default in payment.  The Series D Preferred Stock is:  (i) senior to all Common Stock and junior to any class or series of capital stock which may be created that specifically provides its ranks senior in priority to the Series D Preferred Stock as to distribution of the Company’s collateral specifically identified in the Amended Credit Agreement; (ii) not entitled to any dividends or distributions; and (iii) not entitled to vote unless required by law.  A copy of the Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of Series D Convertible Preferred Stock was filed as an exhibit to the Company’s Form 8-K filed on February 25, 2015 (“Series D Certificate of Designation”) and is incorporated by reference herein.

Solely, if there is a default in payment under the Note (a “Monetary Default”), the Series D Preferred Stock held by TCA could convert into Common Stock the amount of (x) the amount of any payment or sums due underlying the Monetary Default; divided by (y) the average closing price of the Common Stock as reported on any national securities exchange on which the Common Stock is so listed or admitted to trade for the ten (10) business days immediately prior to the notice of default.

In connection with the Amended Credit Agreement, the Company entered into an Advisory Agreement pursuant to which the Company agreed to pay an Advisory Fee of $300,000, payable in three equal installments of $100,000 between August 24, 2015 and February 24, 2016.  The issuance of the Series D Preferred Stock to TCA was exempt from registration pursuant to Section 4(a)(2) of the Securities Act based upon the representations and warranties made by TCA in a Subscription Agreement.  No placement agent or underwriter was involved in the transaction and no sales commissions were paid.

The Series D Certificate of Designation, Amended Credit Agreement, and Note were filed as Exhibit 3.1, Exhibit 10.1, and Exhibit 10.2, respectively, to the Current Report on Form 8-K filed with the SEC on February 27, 2015, each of which is incorporated by reference herein.

Reasons for Stockholder Approval

As stated in Proposal 2 above, We are subject to the NASDAQ Marketplace Rules, including Rule 5635(d) which requires stockholder approval for transactions other than a public offering involving the sale, issuance, or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

Nasdaq deems the Series D Preferred to be a “future priced security” as it is based on the 10 day average of the Company’s future market price.  For the purpose of rule 5635(d), Nasdaq deems the shares of Common Stock issuable upon a Monetary Default under the Note to be the maximum number of shares allowed for issuance under the Series D Certificate of Designation.  The Series D Certificate of Designation contains a clause prohibiting the issuance in the aggregate equal to twenty percent (20%) or more of the Common Stock or voting power outstanding without first obtaining stockholder approval.  Therefore, the Company would not issue in any transactions with TCA above 20% or more of its Common Stock and would not violate Rule 5635(d) by itself.  However, there is no limitation on the number of shares of common stock issuable upon conversion of the Series D Preferred Stock.  At the time of the issuance of the Series D Preferred Stock, the market value of the Common Stock was $1.20 per share.  Therefore, the maximum number of shares which could be issued upon conversion of $3 million of Series D Preferred Stock in compliance with Rule 5635(d) by itself is 2,500,000 shares of Common Stock.  However, as stated above, Nasdaq issued the Determination Letter stating that the Company was in violation of Rule 5635(d) because it aggregated the transaction with TCA with the two transactions with Jackson discussed in Proposal 2 and Proposal 4 of this Proxy.  Accordingly, the Company is required to retroactively obtain ratification by the Stockholders of all three transactions.

The Determination Letter stated that indicated that the Company had forty-five (45) calendar days to submit a plan to regain compliance with Rule 5635(d), and that if such a plan is timely submitted by the Company, the Nasdaq Staff may grant the Company up to 180 calendar days from March 19, 2015 to regain compliance.  As described under Proposal 2, the Company filed its Form 8-K on March 23, 2015 and had subsequent conversations with Nasdaq concerning regaining compliance with Rule 5635(d).  This proxy statement is part of the Company’s plan to regain compliance.

If Stockholders do not ratify at least two of the three transactions set forth in Proposal 2, Proposal 3, and Proposal 4 hereunder, then Nasdaq could take action against the Company, including, without limitation, suspending or delisting our securities for failure to comply with Rule 5635(d).

The board of directors unanimously recommends voting “FOR” the ratification of the issuance of convertible preferred stock to TCA Global Credit Master Fund, L.P.

PROPOSAL 4

RATIFY ISSUANCE AND SALE OF SENIOR SECURED CONVERTIBLE NOTE, OPTION AND WARRANTS TO

JACKSON INVESTMENT GROUP, LLC

As reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2015, on March 10, 2015, the Company entered into a Note and Warrant Purchase Agreement, pursuant to which Jackson purchased a $10 million 12% Senior Secured Convertible Note (the “Loan”).  The Note is due September 10, 2015 (“Maturity”), however, may be prepaid without any premium.  Interest at the rate of 12% per annum shall accrue from the date of issuance and be payable at Maturity in cash, or at Jackson’s sole option, in shares of Common Stock at a conversion rate of $1.00 per share.  The Note is secured by all of the capital stock and assets of the Company and its subsidiaries (who have also guaranteed payment of the Note), except for two subsidiaries, Maili PV 01, LLC and Sumter Heat & Power LLC, which collateral was pledged to TCA Global Credit Master Fund, L.P. on February 24, 2015, as described above under Proposal 3.  The proceeds from the Loan will be used for funding the continuing construction of the Company’s Brooks, Alberta Canada (“Brooks”) combined heat and power (“CHP”) energy plant and for working capital purposes.

Jackson has agreed, solely with respect to Brooks, to permit secured indebtedness in an aggregate principal amount not to exceed $16,300,000 to be secured by a first priority Lien in favor of a senior lender on the Brooks Project provided that (i) any lien in favor of a senior lender shall apply only to assets comprising the Brooks Project, and (ii) any lien subordination documentation in favor of a senior lender shall be acceptable in form and substance satisfactory to Jackson.  The Note is convertible at any time before Maturity at $1.00 per share, into shares of Common Stock of the Company.  Solely to the extent the Note is not converted prior to maturity, Jackson has an option (the “Option”) to purchase up to 10,000,000 shares at $1.00 per share for six (6) months commencing upon repayment of the Note.  Jackson also received 200,000 shares of the Company’s common stock as a commitment fee and a warrant (the “Warrant”) to purchase 2,000,000 shares at $1.00 per share ending March 10, 2020.

The issuance of (i) up to 10,000,000 shares of common stock upon the conversion of the Note (plus accrued interest) and/or the Option; (ii) 2,000,000 shares of common stock upon exercise of the Warrant; and (iii) 200,000 shares of common stock as a commitment fee were all exempt from registration pursuant to Section 4(a)(2) of the Securities Act based on the representations and warranties made by both parties in the Note and Warrant Purchase Agreement, a copy of which was filed as an exhibit to the Company’s Current Report on Form 8-K filed on March 13, 2015.  No placement agent or underwriter was involved in the transaction and no sales commissions were paid.

The securities of the Company issued to Jackson in this transaction constitute 12,800,000 shares of Common Stock after conversion or exercise of convertible or derivative securities, including accrued interest, or approximately 15% of the issued and outstanding Common Stock prior to such issuance.  Including the aforementioned securities and any other it owns, Jackson beneficially owns 28,645,776 shares of Common Stock, constituting approximately 26.1% of the Common Stock of the Company.

The Note and Warrant Purchase Agreement, Senior Secured Convertible Note, and Pledge and Security Agreement in connection with the aforementioned transaction were filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2015, each of which is incorporated by reference herein.

Reasons for Stockholder Approval

As stated in Proposal 2 above, we are subject to the NASDAQ Marketplace Rules, including Rule 5635(d), which requires stockholder approval for transactions other than a public offering involving the sale, issuance, or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

The Note issued to Jackson contains a clause prohibiting the issuance in the aggregate equal to twenty percent (20%) or more of the Common Stock or voting power outstanding without first obtaining stockholder approval.  However, at the time of the closing of this transaction, the market value of the Common Stock was $1.00 per share and the book value was $1.02 per share.  As stated in Proposal 2 above, the Determination Letter issued by Nasdaq on March 19, 2015 stated that the Company was in violation of Rule 5635(d) because it aggregated the transaction with the Jackson with two other transactions, including the November 2014 issuance and sale of Common Stock to Jackson discussed in Proposal 2, and the issuance and sale of convertible preferred stock to TCA discussed in Proposal 3.  Accordingly, the Company is required to retroactively obtain ratification by the Stockholders.

The Determination Letter stated that indicated that the Company had forty-five (45) calendar days to submit a plan to regain compliance with Rule 5635(d), and that if such a plan is timely submitted by the Company, the Nasdaq Staff may grant the Company up to 180 calendar days from March 19, 2015 to regain compliance.  As described under Proposal 2, the Company filed its Form 8-K on March 23, 2015 and had subsequent conversations with Nasdaq concerning regaining compliance with Rule 5636(d).  This proxy statement is part of the Company’s plan to regain compliance.

If Stockholders do not ratify at least two of the three transactions set forth in Proposal 2, Proposal 3, and Proposal 4 hereunder, then Nasdaq could take action against the Company, including, without limitation, suspending or delisting our securities for failure to comply with Rule 5635(d).

The board of directors unanimously recommends voting “FOR” the ratification of the March 2015 issuance and sale of a Senior Secured Convertible Note, Option and Warrants to Jackson Investment Group, LLC.

PROPOSAL 5

TO RATIFY THE ISSUANCE OF RESTRICTED SECURITIES

TO THE COMPANY’S INDEPENDENT DIRECTORS

Background

As reported in Amendment No. 1 to our Form 10-K for the year ended December 31, 2014, each of Michael Allman, James Kelly and Governor Bill Richardson were granted 100,000 restricted shares upon their election to the Board of Directors as independent directors, effective January 1, 2014.  Alan Krusi, an independent director, was granted 100,000 restricted shares upon his election to the Board on August 25, 2014.

Each of the above grants of restricted shares was exempt from NASDAQ Marketplace Rule 5636(c) in connection with joining the Board of Directors.  However, on December 22, 2014, the Board of Directors granted each of Messrs. Allman, Kelly, Richardson, Krusi, as well as Laird Cagan, Chairman of the Board and considered by the Company to be an independent director, (i) 50,000 restricted shares, which vest on January 1, 2016, for all but Alan Krusi, whose shares will vest at the rate of 12,500 shares for each three months of services, provided they are still members of the Board, and (ii) 100,000 restricted shares, which will vest on January 1, 2017, for all but Alan Krusi, whose shares will vest at the rate of 12,500 shares for each three months of services, provided they are still members of the Board of Directors.

The December 2014 restricted stock issuance were not exempt from the NASDAQ marketplace Rules since they were issued outside of a plan approved by the Company’s stockholders.

The above-described restricted stock awards are the sole compensation to be received by the Company’s independent directors, as no cash compensation has been paid to date.

If the Stockholders do not ratify the stock issuance set forth in this Proposal 5,then Nasdaq could take action against the Company, including, without limitation, suspending or delisting our securities for failure to comply with Rule 5635(c).

Reason for Stockholder Approval

We are subject to the NASDAQ Marketplace Rules because our Common Stock is quoted on The NASDAQ Global Market.  NASDAQ Marketplace Rule 5635 (c) requires stockholder approval for certain equity arrangements.  Under Marketplace Rule 5635(c), the issuance of common stock by a company to its officers and directors outside of a compensation arrangement previously approved by shareholders requires shareholder approval.  An exception to this rule was the initial grant of restricted shares to each director when he joined the Board of Directors.  As a result, under Marketplace Rule 5635(c), we were required to obtain stockholder approval prior to the issuance of Common Stock to our directors outside of a compensation plan approved by our stockholders.

To be in compliance with Marketplace Rule 5635(c), we are seeking stockholder ratification of the issuance in December 2014 of Common Stock to our directors.  The shares are restricted and may not be sold unless registered or are exempt from registration, e.g., pursuant to Rule 144 under the Securities Act.

The Board of Directors unanimously recommends voting “FOR” the ratification of the December 2014 restricted stock issuances to the Company’s independent directors.

PROPOSAL 6

RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee of the Board has appointed HJ & Associates LLC (“HJA”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Although this appointment does not require ratification, the Board has directed that the appointment of HJA be submitted to stockholders for ratification due to the significance of the appointment. If stockholders do not ratify the appointment of HJA, the Audit Committee will consider the appointment of another independent registered public accounting firm.

Appointment

On December 10, 2012, the Board of Directors approved the appointment of HJ & Associates, L.L.C. (“HJA”) as the independent registered public accounting firm of the Company.  HJA audited our financial statements for fiscal years ended December 31, 2011, 2012, 2013 and 2014.  HJA has been appointed by our Board of Directors to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2015.

Auditors’ Fees

In its review of non-audit services and its appointment of the independent registered public accounting firms, the Audit Committee considered whether the provision of such services is compatible with maintaining independence.  All of the services provided and fees charged by the independent registered public accounting firms were approved by the Audit Committee.

The following table shows the fees for the fiscal years ended December 31, 3014, 2013 and 2012.

	Fiscal 2014 HJ & Associates, LLC	Fiscal 2013 HJ and Associates, LLC	Fiscal 2012 HJ and Associates, LLC
Audit Fees (1)	$125,200	$131,400	$55,000
Audit Related Fees(2)	$27,800	$22,100	$0
Tax Fees	$0	$0	$0
All Other Fees (3)	$0	$56,200	$0
Total	$153,000	$209,700	$55,000

(1)  Audit fees - these fees relate to the audit of our annual financial statements and the review of our interim quarterly financial statements.

(2)  Audit related fees - these fees relate primarily to the auditors’ review of our registration statements and audit related consulting.

(3)  All other fees - these fees relate to $40,000 for the re-audit of the Company’s financial statements for the year ended December 31, 2011 and $16,200 related to acquisition audit fees.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required to ratify the appointment of HJA as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. Thus, abstentions will not affect the outcome of the vote on the proposal.

Recommendation of the Board

The Board recommends a vote “FOR” the ratification of the appointment of HJ & Associates LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

COMPENSATION DISCUSSION & ANALYSIS

We seek to have compensation programs for our named executive officers that are intended to achieve a variety of goals, including, but not limited to:

•

attracting and retaining talented and experienced executives in the evolving and competitive energy industry;

•

motivating and fairly rewarding executives whose knowledge, skills and performance are critical to our success; and

•

providing fair and competitive total compensation.

The Compensation Committee took office on January 1, 2014.  In determining executive compensation for fiscal year 2015, the Compensation Committee intends to compensate named executive officers and reward them for both Company-wide and individual performance and to attempt to link pay and performance. This policy is intended to assure that our compensation practices are competitive with those in the industry.  However, given the fact that our named executive officers are currently working under employment contracts which generally include performance-based equity compensation, the only flexibility the Compensation Committee has is with new hires or cash bonuses to existing officers for extraordinary performance.  Our chief executive officer, as he did for prior fiscal years, intends to assist the Compensation Committee in determining compensation for the other named executive officers.

Elements of Executive Officer Compensation

Overview.  Total compensation paid to our executive officers is divided among three principal components. Base salary is fixed under employment contracts and does not vary based on our financial and other performance. Other components, such as cash bonuses and stock options, are variable and dependent upon both the Company’s performance and individual contribution.  Judgments about these elements will be made by the Compensation Committee after a review of relevant factors.  The value of the stock options and warrants is dependent upon our future stock price and, accordingly, is intended to reward the named executive officers for favorable Company-wide performance.

Our Compensation Committee will review total compensation particularly with respect to any new hires to ensure that it falls reasonably in line with peer companies and overall market data.  Our goal is to promote pay-for-performance and emphasize the variable elements of overall compensation over fixed base salaries. In this regard, it is our policy to emphasize long-term equity awards over short-term cash bonuses as the long-term awards are intended to align with goals such as total shareholder return.

Base Salary.  We pay our executives a base salary, which we review annually based on existing employment contracts. We believe that a competitive base salary is a necessary element of any compensation program. Base salaries are established, in part, based on the executive’s individual position, responsibility, experience, skills, and historic salary levels with his or her prior business.  We will seek to align base compensation levels comparable to our competitors and other companies similarly situated. We do not view base salaries as primarily serving our objective of paying for performance.  Furthermore, we believe that our salary levels when combined with long-term equity awards should allow us to hire new executive officers when and as required.

Cash Incentive Bonuses.  Consistent with our emphasis on pay-for-performance incentive compensation programs, our executives will be eligible to receive cash incentive bonuses based upon extraordinary performance during the year.

Equity Compensation.  We believe that stock options and warrants are an important long-term incentive for our executive officers and other employees and generally align officer interest with that of our stockholders. They are intended to further our emphasis on pay-for-performance.

The Compensation Committee does not have any formal plan or obligation that requires it to grant equity compensation to any executive officer. The authority to make equity grants to our executive officers rests with our full Board of Directors based upon recommendations made by the Compensation Committee. The Committee will consider the input of our chief executive officer in setting the compensation of our other executive officers, including in the determination of appropriate levels of equity grants.

Regulatory Considerations

We account for the equity compensation expense for our employees under the rules of FASB Accounting Standard Codification 718, “Compensation - Stock Compensation,” or ASC 718.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The Compensation Committee reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and these discussions, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in this report.

Submitted by Blue Earth, Inc. Compensation Committee:

James A. Kelly, Chairman

Alan Krusi

Michael W. Allman

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Annual Report, in whole or in part, the following Performance Graph shall not be incorporated by reference into any such filings.

Performance Graph

COMPARISON OF YEAR COMULATIVE TOTAL RETURN

Among Blue Earth Inc., the NASDAQ Composite Index

and Peer Group

Blue Earth Inc.
NASDAQ Composite Index
Peer Group
$250
$200
$150
$100
$50
$0
10/29/2010
12/31/2010
12/30/2011
12/31/2012
12/31/2013
12/31/2014
ASSUMES $100 INVESTED ON OCT 29, 2010
ASSUMES DIVIDEND REINVESTED

				Cumulative Total Return
		10/29/2010	12/31/10	12/31/11	12/31/12	12/31/13	12/31/14

Blue Earth, Inc.	Return % Cum $	$100.00	-$20.00 $80.00	-$35.00 $52.00	-$7.69 48.00	$126.67 $108.80	-$60.29 $43.20
NASDAQ Composite	Return % Cum $	$100.00	$6.05 $106.05	$-0.83 $105.18	$17.45 $123.53	$40.12 $173.09	$14.75 $198.61
Peer Group	Return % Cum $	$100.00	$-6.92 $93.08	-$40.72 $55.18	-$17.95 $45.27	$14.40 $51.79	-$20.22 $41.32

EXECUTIVE COMPENSATION

The table below sets forth, for the last three fiscal years, the compensation earned by (i) each individual who served as our principal executive officer or principal financial officer, and (ii) our most highly compensated executive officers, other than those listed in clause (i) above, who was serving as executive officers at the end of the last fiscal year (together, the “Named Executive Officers”). No other executive officer had annual compensation in excess of $100,000 during the last fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option/ Warrant Awards ($)(7)	All Other Compensation ($)	Total ($)
Dr. Johnny R. Thomas,	2014	$174,000(1)	-	$2,024,721(6)	-	$2,198,721
Chief Executive Officer	2013	$174,000(1)	-	$4,184,437(2)	-	$4,358,437
	2012	$174,000(2)	-	$2,417,022	-	$1,517,336

John C. Francis,	2012	$150,000	-	-	-	$150,000
V.P. Corporate Development

Robert Potts,	2014	$217,628	$25,000 (4)	-	-	$242,628
President and Chief Operating Officer	2013	$77,405 (3)		$2,360,345	-	$2,437,750

Brett Woodard	2014	$ 218,958	$25,000 (4)	-	-	$243,958
Chief Financial Officer	2013	$76,202 (3)		$2,360,345	-	$2,436,547

Donald R. Kendall, Jr.	2014	$110,000 (5)	-	$1,694,634	-	$1,804,634
CEO of Blue Earth Capital, Inc.

(1)

Consists of $ 150,000 cash paid to Dr. Thomas and $2,000 per month, or an aggregate of $24,000, withheld in the payment of the exercise price of 24,000 warrants.

(2)

On September 1, 2010, Johnny R. Thomas was elected Chief Executive Officer of the Company.  Consists of $25,000 cash paid to Dr. Thomas and $2,000 per month, or an aggregate of $8,000, withheld in payment of the exercise price of 8,000 warrants.

(3)

Messrs. Potts and Woodard each commenced employment on May 16, 2013 under employment agreements which pay them $300,000 per year, although they agreed to a reduced salary of $120,000 each for the initial twelve months.

(4)

A bonus of $25,000 for options exercised by Messrs. Potts and Woodard.

(5)

Mr. Kendall commenced employment on January 31, 2014 under a two-year employment agreement pursuant to which he is being compensation at a rate of $120,000 per annum.

(6)

These warrants vested and became non-forfeitable as of December 31, 2014.

(7)

As disclosed in Note 9 to the audited financial statements for the year ended December 31, 2014, The Company estimates the fair value of share-based compensation utilizing the Black-Scholes option pricing model, which is dependent upon several variables such as the expected option term, expected volatility of our stock price over the expected option term, expected risk-free interest rate over the expected option term, expected dividend yield rate over the expected option term, and an estimate of expected forfeiture rates. The Company believes this valuation methodology is appropriate for estimating the fair value of stock options granted to employees and directors which are subject to ASC Topic 718 requirements. These amounts are estimates and thus may not be reflective of actual future results, nor amounts ultimately realized by recipients of these grants. The Company recognizes compensation on a straight-line basis over the requisite service period for each award. The following table summarizes the assumptions the Company utilized to record compensation expense for stock warrants and options granted during the years ended December 31, 2014:

Expected term (years)	10.0
Expected volatility	91.55-100.65%
Weighted-average volatility	91.55-100.65%
Risk-free interest rate	2.07-3.99%
Dividend yield	0%
Expected forfeiture rate	0%

Employment Agreements

There are no material plans, contracts or arrangements pursuant to which any executive officer is a party or in which he participates other than those available to all officers and directors of the Company.

On March 1, 2011, the Board of Directors of the Company amended the employment agreement of Dr. Johnny R. Thomas by resolution of the Board.  The agreement dated September 1, 2010 was amended effective February 1, 2011, to increase his annual salary from $99,000 to $174,000.  In 2011, Johnny R. Thomas was awarded five-year performance warrants to purchase 1,000,000 shares each at an exercise price of $1.25 per share.   In November 2012 the warrant exercise price was reduced to $0.01 per share, the warrants was extended to ten years and the vesting criteria was amended to remove the milestone criteria.

On August 5, 2013, the Board of Directors of the Company approved a three-year extension to Dr. Thomas’s employment agreement through August 31, 2016.  Dr. Thomas’s salary remained at $174,000 per annum.  The Board approved the grant of ten (10)-year warrants to purchase 1,000,000 shares at an exercise price of $.01 per share.  The warrants initially vested one quarter (250,000 shares) upon grant and 62,500 shall vest quarterly on the last day of each calendar quarter until the remaining 750,000 warrants vest on September 30, 2016.  All of Dr. Thomas’s warrants vested and became non-forfeitable as of December 31, 2014.

The Company entered into an Employment Agreement effective May 16, 2013, with Robert Potts.  Under this Agreement, Mr. Potts will serve as Chief Operating Officer of the Company for a five-year period.  The Agreement is automatically renewable for one-year periods on the same terms and conditions unless the Company gives written notice to Mr. Potts at least one-year before May 15, 2018.  Mr. Potts’s base salary is $300,000 per annum, however, he agreed to reduce his first year salary to $120,000.  Mr. Potts was entitled to a bonus of $180,000 on December 31, 2014, in the event at least four power plant projects reach commercial operations by that date, which did not occur.  In addition, Mr. Potts will be entitled to a cash bonus equal to a percentage of pre-tax net profits of the Blue Earth CHP division above those forecasted at the time Mr. Potts’ employment commenced.  Mr. Potts will forfeit 25% per year (up to 75% in total) of the 3,070,000 shares of the Company’s Common Stock which he received upon the acquisition of IPS, subject to vesting as 7 initial power plants are turned on, if he terminates the Agreement without good reason on at least two months prior notice.  Mr. Potts also received warrants to purchase 1,200,000 shares exercisable at $1.18 per share for ten years.  If the Agreement is terminated by Mr. Potts for good reason he will be entitled to an amount equal to his annual base salary for one year, any earned but unpaid bonus and any deferred compensation.  The Agreement is also terminable by the Company for cause.  The Agreement provides for a one-year restricted period following termination of employment, from engaging in a competitive business, or for soliciting employees from and terminating their employment with the Company or hiring any person previously employed by the Company within 90 days of such hiring.

The Company entered into an employment agreement effective May 16, 2013, with Brett Woodard to be the Chief Financial Officer of the Company. It is a five-year agreement with substantially the same terms as Mr. Potts' agreement.

On January 31, 2014, the Company entered into a two-year employment agreement with Donald R. Kendall, Jr. which shall be automatically extended for one-year periods unless terminated by either party on at least thirty (30) days’ prior written notice.  There is no specific time requirement under the contract. Mr. Kendall is being compensated at the rate of $120,000 per annum.  He received an aggregate of 1,300,000 stock options under his employment contract exercisable at $2.00, the fair market value of the Company’s common stock, when the purchase price was agreed to on December 4, 2013.  The Company agreed to negotiate in good faith success fees for transactions he introduces or for which Kendall is actively involved.  Mr. Kendall is entitled to a year’s severance pay, plus earned bonuses if his contract is terminated by him for good reason or if he is terminated without cause.  Kendall is subject to a non-compete and non-solicitation for the longer of the period he is employed by the Company or for two years from the execution of his agreement.

Simultaneously with entering into Mr. Kendall’s employment, the Company purchased 100% of the equity interests in Kenmont Solutions Capital GP, LLC (“Kenmont”), the Company owned by Donald Kendall.  The Company issued 25,000 shares of its restricted common stock pursuant to an Equity Exchange Agreement.  The Company simultaneously entered into a Sale of Goodwill Agreement to purchase Kendall’s personal goodwill.  The purchase price for Kendall’s goodwill was 1,725,000 shares of restricted common stock of the Company and options to purchase 200,000 shares of common stock at an exercise price of $2.00 per share.  The above-described 1,750,000 restricted shares of the Company’s common stock are subject to an eighteen (18)-month lock-up period and for a leak-out provision for the following twelve (12)-month period ending thirty (30) months from January 31, 2014.

Consulting Agreements

In connection with the Company’s acquisition of IPS Engineering, Inc. it entered into substantially similar Independent Contractor and Service Agreements with Broadway Family Group LLC (“Broadway”) and Green Planet Investment Consultants, LLC, affiliates of IPS Engineering, Inc. on June 3, 2013, and July 1, 2013, respectively.  The agreements were originally for three years to provide consulting services to the Company.  The consultants each received warrants to purchase 1,200,000 shares exercisable at $1.18 per share for ten years.  The Warrants vest when the various power plants commence production and produce revenues.  The consultants are subject to non-solicitation and non-compete provisions during their consulting and for a one-year period thereafter.

On March 27, 2015, the Company entered into a settlement agreement with Broadway to settle all litigation claims.  The Consulting Agreement with Broadway has been cancelled by the Company and Broadway give up any claim to the 1,200,000 warrants.

The Company entered into an Independent Consulting Agreement effective as of November 15, 2011 with Remanco Inc., an entity controlled by David Lies, a principal shareholder of the Company.  On October 12, 2013, the Agreement was extended until November 14, 2014.  Mr. Lies was granted warrants to purchase 100,000 shares of Common Stock at $.01 per share for five years.   See “Certain Relationships and Related Transactions and Director Independence” below for information concerning various warrants issued to Members of Management.

Effective February 17, 2014, D. Jason Davis and Joseph Patalano entered into a consulting agreement with Blue Earth and ceased to serve as officers and directors or employees of Xnergy on that date.  They will focus their business time on project development, rather than construction of projects.  They will be paid a success fee on projects they develop.  Mr. Davis was paid $50,000 against future compensation that may be due to him, and Mr. Patalano was awarded 35,000 shares of common stock as a consultant fee.  Messrs. Davis and Patalano will be paid for projects they source and develop, a success fee of 8% of gross profits if no developer is involved, and 4% if a developer is involved, and for certain projects which the consultants develop they will be paid a developer fee mutually agreed to based on the economics of the project.

Equity Incentive Plan

On October 30, 2009, our board of directors and stockholders adopted the 2009 Equity Incentive Plan. The purpose of the 2009 Equity Incentive Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship, and to stimulate an active interest of these persons in our development and financial success. Under the 2009 Equity Incentive Plan, we are authorized to issue up to 4,542,000 shares of Common Stock, including incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, stock appreciation rights, performance shares, restricted stock and long term incentive awards. The 2009 Equity Incentive Plan is administered by a committee of the board of directors. On the closing  date of the 2009 Merger, certain of our executive officers, directors and other persons were granted options to purchase common stock exercisable at prices ranging from $0.90 to $1.00 per share.

On January 31, 2014, the Company granted Donald R. Kendall, Jr. incentive stock options under the 2009 Equity Incentive Plan to purchase 100,000 shares of Common Stock at $2.00 per share, the price on December 4, 2013 when the purchase price for his company was agreed upon and non-qualified stock options to purchase 1,400,000 shares of Common Stock at $2.00 per share.  The incentive stock options vested 50,000 shares on February 28, 2014 and 50,000 shares vested on February 28, 2015.  The non-qualified stock options vested 200,000 immediately and 1,200,000 at the end of eight (8) three-month periods in 150,000 share increments commencing upon the third month anniversary date of the date of grant.

As of March 25, 2014, the Company granted Ruben R. Fontes options to purchase an aggregate of 150,000 shares of common stock at $3.00 per share which vest over a three-year period.

As a result of the foregoing issuances, cancellations and exercises, as of December 31, 2014 there were options to purchase an aggregate of 1,370,128 shares of Common Stock remaining under the 2009 Equity Incentive Plan for future issuance.

Grant of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
Johnny R. Thomas (CEO)	1-1-2014	-	-	-	-	-	-	-	1,000,000 (1)	$2,024,721
Donald R. Kendall (CEO of Blue Earth Capital, Inc.)	1-31-2014	-	-	-	-	-	-	-	1,500,000(2)	$1,694,634

(1)

These warrants were authorized by the Board of Directors in December 2013 and expensed, in part, ($4,184,437) in 2013 and made effective as of January 1, 2014 and an additional $2,024,721 was expensed in 2014.

(2)

These options were granted on July 31, 2014 upon Don Kendall being elected Chief Executive Officer of Blue Earth Capital Inc.

Outstanding Equity Awards at Fiscal Year-End

Other than as set forth below, there were no outstanding unexercised options, unvested stock, and/or equity incentive plan awards issued to our named executive officers as of December 31, 2014.

			Option Award			Stock Award
Name	Number of Securities Underlying Unexercised Warrants/ Options Exercisable	Number of Securities Underlying Unexercised Warrants/ Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Warrants	Warrant Exercise Price ($)	Warrant Expiration Date	Number of Shares or Units of Stock That Have Not Vested #	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Johnny R. Thomas	1,000,000(2)	0 (2)	-0-	$.01	March 1, 2021	-0-	-0-	-0-	-0-

Robert Potts	-0-	1,200,000	-0-	$1.18	May 16, 2023	-0-	-0-	-0-	-0-

Brett Woodard	-0-	1,200,000	-0-	$1.18	May 16, 2023	-0-	-0-	-0-	-0-

Donald Kendall	700,000	800,000	-0-	$2.00	Jan. 30, 2024	-800,000-	-0-	-800,000-	-(3)-

(1)

The Closing Price of the Company’s Common Stock on December 31, 2014 was $1.02 per share.

(2)

On August 5, 2013, Johnny R. Thomas was issued 1,000,000 warrants which had not fully vested in connection with the extension of his employment contract, however vested fully as a result of the Board of Directors acceleration of the vesting schedule effective December 31, 2014.

(3)

The exercise price of the unexercised options was greater than the closing market price on December 31, 2014.

Expected term (years)	5.0 - 10.0
Expected volatility	101.49-103.25%
Weighted-average volatility	101.49-103.25%
Risk-free interest rate	3.64-3.99%
Dividend yield	0%
Expected forfeiture rate	0%

Director Compensation

Effective January 1, 2014, the Board of Directors elected Governor Bill Richardson, James A. Kelly and Michael W. Allman, as independent directors and Alan Krusi on August 25, 2014.  The Company also elected Robert Potts, Chief Operating Officer of the Company, to the Board of Directors effective January 1, 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Michael Allman		$126,500 (1)(3)					$126,500
William Richardson		$126,500 (1)(3)					$126,500
James Kelly		$126,500(1)(3)					$126,500
Alan Krusi		$14,875 (2)(3)					$14,875

(1)

Michael Allman, James Kelly and Governor Bill Richardson were each granted 100,000 restricted shares upon their election to the Board of Directors, which vested one-half on January 1, 2015, and are included in the above table and will vest one-half on January 1, 2016.

(2)

Alan Krusi was granted 100,000 restricted shares upon his election to the Board, which vest at the rate of 12,500 shares for each three months of service.

(3)

Each of Messrs. Allman, Kelly, Richardson, Krusi, as well as Laird Cagan, Chairman of the Board and considered by the Company to be an independent director, were granted (i) 50,000 restricted shares on December 22, 2014, which vest on January 1, 2016, for all but Alan Krusi, whose shares will vest at the rate of 12,500 shares for each three months of service, provided they are still members of the Board, and (ii) 100,000 restricted shares, which will vest on January 1, 2017, for all but Alan Krusi, whose shares will vest at the rate of 12,500 shares for each three months of service, provided they are still members of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information as of April 13, 2015, regarding the beneficial ownership of our common stock, by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) our executive officers named in the Summary Compensation Table above; (iii) each director; and, (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Blue Earth, Inc., 2298 Horizon Ridge Parkway, Suite 205, Henderson, NV 89052.   Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of the date of this Annual Report, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding the options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned(1)

Executive Officers and Directors:
Johnny R. Thomas	1,229,000(2)	1.32%
Laird Q. Cagan	4,265,000(3)	4.57%
Brett Woodard	4,270,000(4)	4.57%
Robert Potts	4,270,000(4)(5)	4.57%
Donald R. Kendall, Jr.	2,363,280(6)	2.53%
William (Bill) Richardson	250,000(7)	*
James A. Kelly	250,000(7)	*
Michael W. Allman	250,000(7)	*
Alan Krusi	250,000(8)	*

All executive officers and directors as a group nine (9) persons)	17,397,280(2)(3)(4)	18.62%

5% Owners
Jackson Investment Group, LLC 2655 Northwinds Parkway Alpharetta, Georgia 30089 (9)	28,645,776(10)	26.3%

David Lies 1701 E. Lake Avenue, Suite 260 Glenview, IL 60025	5,398,559(9)	5.8%

(1)  Based on 93,417,358 shares of our common stock outstanding on April 13, 2015.  Does not include shares of our common stock issuable upon exercise of outstanding options, warrants and warrants issuable upon grant and full exercise of Series C Warrants or conversion of Preferred Stock.

(2)  Represents shares issuable upon exercise of management warrants assigned by Johnny R. Thomas to JRT Trust for which he claims beneficial ownership. Does not include any other warrants or shares issued under warrants issued pursuant to his employment agreement, as amended, and assigned to affiliates for estate planning purposes over which shares he does not have the power to vote or dispose of the shares and accordingly disclaims beneficial ownership. See “Executive Compensation” above.

(3)  Includes (a) 300,000 shares beneficially owned by Cagan Capital LLC, a company that Mr. Cagan beneficially owns; (b) 100,000 shares beneficially owned by Mr. Cagan’s minor children; (c) 260,000 shares received by Mr. Cagan as a director (d) 437,500 warrants issued to Mr. Cagan that are exercisable at $0.01 per share; (e) 1,000,000 warrants exercisable at $0.01 per share issued as of April 17, 2013, in consideration of his serving as an emergency financing source; (f) 955,000 warrants issued under a consulting agreement in November 2012 at an exercise price of $.01 per share; (g) 212,500  warrants exercisable at $0.01 per share issued as compensation for a $650,000 loan to the Company, and (h) 1,000,000 warrants exercisable at $0.01 per share issued as of January 1, 2014 for services rendered as set forth under “Certain Relationships and Related Transactions and Director Independence” below.

(4)  Consists of 3,070,000 shares issued in exchange for shares owned in IPS Engineering, Inc. and also includes 1,200,000 shares issuable upon the exercise of the warrants issued pursuant to employment and consulting agreements dated May 16, 2013, at an exercise price of $1.18 per share and shall vest in accordance with the terms thereof.

(5)  The 3,070,000 shares described in Note (5) above were acquired by Robert Potts and assigned to Apiary Investment LLC, an entity of which the reporting person is a principal and beneficially owns.

(6)  Does not include an aggregate of 1,100,000 shares of common stock issuable upon exercise of options, which are not currently exercisable, however includes 200,000 options which vested on January 31, 2014, 50,000 which vested on February 28, 2014 and 150,000 options exercisable on April 30, 2014, as well as 30,000 shares issuable upon exercise of Class B Warrants.

(7)  Consists of 100,000 restricted shares issued upon election to the Board of Directors which vest one-half on January 1, 2015 and one-half on January 1, 2016 and 50,000 restricted shares granted on December 22, 2014, which vest on January 1, 2016, provided each person is still a member of the Board, and (ii) 100,000 restricted shares, which will vest on January 1, 2017, provided each person is still a member of the Board.

(8)  Consists of 100,000 restricted shares issued upon election to the Board of Directors,which vest one-half on August 25, 2015 and one-half on August 25, 2016 and 50,000 restricted shares granted on December 22, 2014, which vest on August 26, 2016, provided he is still a member of the Board, and (ii) 100,000 restricted shares, which will vest on August 26, 2017, provided he is still a member of the Board of Directors.

(9)  Richard L. Jackson, the sole manager and controlling owner of Jackson Investment Group LLC, has voting and dispositive power over these securities.

(10)  Includes (i) 10,000,000 shares issuable upon conversion of a six-month $10,000,000 12% Senior Secured Convertible Note due September 10, 2015 (the “Note”) convertible at $1.00 per share and solely to the extent the Note is not converted prior to maturity, Jackson has the option to purchase up to 10,000,000 shares at $1.00 per share for six (6) months commencing upon repayment of the Note, (ii) 2,000,000 shares issuable upon exercise of a Warrant which expires on March 10, 2020 at $1.00 per share, (iii) 13,290,776 shares issued and outstanding; (iv) 1,677,500 shares of common stock issuable upon exercise of Class B Warrants at $6.00 per Warrant each to purchase one share of common stock and one Class C Warrant exercisable at $12.00, to purchase an aggregate of 1,677,500 shares of common stock  for three years following issuance of the last Class C Warrant.

(11)  Consists of (a) 160,000 shares of Series C Preferred Stock convertible into 1,600,000 shares of common stock exclusive of any accrued dividends payable in common stock and (b) 182,000 shares of common stock held by Remanco Inc. of which Mr. Lies is a control person, 8,750 shares held by an IRA account and 3,507,609 shares held by Mr. Lies directly.  Does not include 800,000 shares issuable upon exercise of Class A warrants issued in connection with the Company’s Series C Preferred Stock Offering; 1,310,720 shares issuable upon exercise of Class B warrants which Mr. Lies and the Company have entered into a Blocking Amendment to such warrants, and 333,333 shares held in escrow by the Company pursuant to a promissory note and pledge agreement entered into by Mr. Lies.   Mr. Lies does not have the power to vote and dispose of shares under the Blocking Amendment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as set forth below, during the past three years, there have been no transactions, whether directly or indirectly, between the Company and any of its officers, directors and 5% or greater shareholders, or their family members.

Employment Agreements/Warrants

On January 31, 2014, upon the Company’s acquisition of Kenmont Solutions Capital GP, LLC, the Company entered into an employment agreement with Donald R. Kendall, Jr. as Chief Executive Officer of Blue Earth Capital, Inc.  See “Executive Compensation - Employment Agreements.”

Warrants

See “Executive Compensation” for information concerning warrants issued in 2014 to the Named Executive Officers and warrants and/or restricted shares issued to the Directors of the Company in fiscal year 2014.

In addition, please see description of a consulting agreement entered into with D. Jason Davis, a former officer and director of Xnergy and a principal stockholder of the Company.  See “Executive Compensation - Consulting Agreements.”

CORPORATE GOVERNANCE DIRECTOR AND COMMITTEE INFORMATION

There has been no material change to the Company’s procedures by which security holder may recommend nominees to the Board of Directors.

Composition of the Board of Directors. Since the adoption of the Sarbanes-Oxley Act in July 2002, there has been a growing public and regulatory focus on the independence of directors.  Additional requirements relating to independence are imposed by the Sarbanes-Oxley Act with respect to members of the Audit Committee.  The Board has established procedures consistent with the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission, and The NASDAQ Stock Market.  During the year ended December 31, 2014, the Board of Directors held 9 in-person and telephonic meetings and approved all other matters by unanimous written consent.  All members of the Board attended at least 75% of the Board meetings except Governor William Richardson, who attended 4 of 9 meetings.

Board Committees

The Board has three standing committees:  the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance committee.  The Board has appointed only independent directors to such committees.  The members of each committee are appointed by the Board and serve only one-year terms.  Committees regularly reported on their activities and actions to the full Board of Directors.  Each committee has a written charter adopted by the Board of Directors under which it operates.

Committees of the Board of Directors

In June 2013, the Board of Directors adopted charters relative to its audit committee, compensation committee and nominating committee.  However, until January 1, 2014, the entire Board determined all matters and no Committees had been formed.

Audit Committee Charter.  The Audit Committee performs its duties under a written charter approved by the Board of Directors. The Audit Committee charter was filed as Appendix C to the Company’s definitive proxy statement for the Annual Stockholders’ Meeting for the fiscal year ended December 31, 2013.

Independence of Audit Committee Members.  All members of the Audit Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 5605(a)(2) of the NASDAQ Listing Rules and under the Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Compensation Committee Charter.  The Board of Directors has adopted a Compensation Committee charter to govern its Compensation Committee. The Compensation Committee charter was filed as Appendix D to the Company’s definitive proxy statement for the Annual Stockholders’ Meeting for the fiscal year ended December 31, 2013.

Governance Committee Charter.  In June 2013, the Board adopted the Nominating and Corporate Governance Committee Charter, a copy of which was filed as Appendix E to the Company’s definitive proxy statement for the Annual Stockholders’ Meeting for the fiscal year ended December 31, 2013.

Audit Committee

The audit committee’s duties are to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee oversees the independent auditors, including their independence and objectivity. However, the committee members are not acting as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors. The audit committee is empowered to retain independent legal counsel and other advisors as it deems necessary or appropriate to assist the audit committee in fulfilling its responsibilities, and to approve the fees and other retention terms of the advisors. Our audit committee members possess an understanding of financial statements and generally accepted accounting principles. Michael W. Allman serves as Chairman of the Audit Committee, which also consists of James A. Kelly and Alan Krusi.

Audit Committee Financial Expert.  The Board of Directors has determined that Michael W. Allman is an “audit committee financial expert” as such term is defined by the SEC. As noted above, Mr. Allman, as well as the other members of the Audit Committee, have been determined to be “independent” within the meaning of SEC and exchange regulations.

Independent Directors

The Company’s Board of Directors has elected Michael W. Allman, James A. Kelly, Governor Bill Richardson and Alan Krusi to its Board of Directors.   Each serves as an independent director as that term is defined by listing standards of the national securities exchanges and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 of the Exchange Act, for a two-year term which commenced on January 1, 2014 and August 25, 2014 in the case of Mr. Krusi.  Each of these four persons will serve as an independent director and where noted on the respective committees listed below.  We also believe Laird Cagan is an “independent director,” as that term is defined above.

We believe that our Board of Directors should be composed of individuals with sophistication and experience in many substantive areas that impact our business.  We believe that experience, qualifications, or skills in the following areas are most important:  experience in the energy industry; regulatory; accounting and finance; capital markets; strategic planning; business development practices; and board practices of other corporations.  These areas are in addition to the personal qualifications described above for each director.  We believe that all of our current Board members possess the professional and personal qualifications necessary for Board service, and have highlighted particularly noteworthy attributes for each Board member in the individual biographies above.

Our combined heat and power and solar projects, generate electricity at the customer’s site, as such, they interface with the traditional electric grid. Mr. Allman and Mr. Kelly have managed large electric grids for many years; therefore their grid experiences are directly applicable to our core business. In addition, public utilities, such as those they managed for many years oversee multi-billion dollar rebate programs for energy efficiency. These experiences are directly relevant to our energy efficiency business. As part of the administration of the large rebate programs, the public utilities that they managed are early reviewers and evaluators of new technology.  Mr. Krusi has extensive experience within the engineering, consulting and construction industries in the area of combined heat and power programs.  Therefore, we believe each director provides exceptional inputs to the Company when evaluating technology acquisitions and for marketing of our existing technology. Federal and State governments have many policies and programs that directly influence our business model in all areas, alternative energy, energy efficiency and technology. Governor Richardson provides valuable insight and access to the political process and political decision making leaders.

Compensation Committee

The compensation committee has certain duties and powers as described in its charter, including but not limited to periodically reviewing and approving our salary and benefits policies, compensation of our executive officers, administering our stock option plans, and recommending and approving grants of stock options under those plans. James A. Kelly serves as Chairman of the Compensation Committee, which also consists of Michael W. Allman and Alan Krusi.

Nominating Committee

The nominating and corporate governance committee considers and makes recommendations on matters related to the practices, policies and procedures of the board of directors and takes a leadership role in shaping our corporate governance. As part of its duties, the nominating and corporate governance committee assesses the size, structure and composition of the board of directors and its committees, coordinates evaluation of board performance and reviews board compensation. The nominating and corporate governance committee also acts as a screening and nominating committee for candidates considered for election to the board of directors.  James A. Kelly serves as Chairman of the Nominating and Corporate Governance Committees, which also consists of Michael W. Allman and Alan Krusi.

Compensation Committee Interlocks and Insider Participation

None of our directors or executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our board of directors.

Director or Officer Involvement in Certain Legal Proceedings

Our directors and executive officers were not involved in any legal proceedings as described in Item 401(f) of Regulation S-K in the past ten years.

Directors’ and Officers’ Liability Insurance

We have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors. In addition, we have entered into indemnification agreements with key officers and directors and such persons shall also have indemnification rights under applicable laws, and our certificate of incorporation and bylaws.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have determined that it is in the best interests of the Company and its shareholders to keep these roles separate.

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of our board of directors. The Audit Committee receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. In addition, the Audit Committee reports regularly to the full Board of Directors, which also considers our risk profile. The Audit Committee and the full Board of Directors focus on the most significant risks facing our company and our company’s general risk management strategy, and also ensure that risks undertaken by our Company are consistent with the Board’s appetite for risk. While the Board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, named executive officers and persons holding more than 10% of a registered class of the equity securities of the Company to file with the SEC and to provide us with initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. Based solely on a review of the reports furnished to us, or written representations from reporting persons that all reportable transaction were reported, we believe that during the fiscal year ended December 31, 2014, our officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).

Code of Ethics

We have adopted a written code of ethics that applies to our directors, officers and employees, including principals executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  Our Code of Ethics was attached as Exhibit E to the Company’s Definitive Proxy Statement for the annual meeting of Stockholders for the fiscal year ended December 31, 2013 and is also available without charge upon written request directed to Blue Earth, Inc., Attention: Secretary, 2298 Horizon Ridge Parkway, Suite 205 Henderson, Nevada 89052.

AUDIT COMMITTEE REPORT

The following report is being furnished with the Proxy Statement and is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act and the report shall not be deemed to be incorporated by reference into any prior to subsequent filing by the Company under the Securities Act of 1933 or the Exchange Act.

The Audit Committee evidenced its completion of and compliance with the duties and responsibilities set forth in the adopted Audit Committee Charter through a formal written report dated and executed as of February 28, 2014.  A copy of that report is set forth below.

The Board of Directors

Blue Earth, Inc.

Fellow Directors:

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Corporation’s financial reporting process. The Audit Committee conducted its oversight activities for Blue Earth, Inc. and subsidiaries (the “Company”) in accordance with the duties and responsibilities outlined in the audit committee charter. The Audit Committee annually reviews the NASDAQ standard of independence for audit committees and its most recent review determined that the committee meets that standard.

The Company’s management is responsible for the preparation, consistency, integrity and fair presentation of the financial statements, accounting and financial reporting principles, systems of internal control, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Corporation’s independent auditors, HJ & Associates LLC, are responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the Unites States of America.

The Audit Committee was formed effective January 1, 2014 with the addition of two new independent directors in addition to Laird Cagan.  With the assistance and support of the Chief Financial Officer of the Company, the Audit Committee fulfilled its objectives, duties and responsibilities as stipulated in the audit committee charter concerning the audit of the Company’s financial statements during 2014.  They have provided adequate and appropriate independent oversight and monitoring of the Company’s systems of internal control in connection with the audit.

These activities included, but were not limited to, the following significant accomplishments:

•

Conducted the required communications with the Company’s external auditors as contemplated by Accounting Standard No. 16, Communications with Audit Committee;

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Reviewed and discussed the audited financial statements with management; and

•

Received written disclosures and letter from the external auditors required by Independence Standards Board Standard No. 1, and discussed with the auditors their independence.

In reliance on the Committee’s review and discussions of the matters referred to above, the Audit Committee recommends the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Blue Earth, Inc. Audit Committee

Michael W. Allman, Chairman, James A. Kelly and Alan P. Krusi

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares.

As described above in accordance with applicable law, only one copy of this proxy statement and annual report is being delivered to stockholders residing at the same address, including, but not limited to, any intermediary of any stockholder, unless such stockholders have notified the Company of their desire to receive multiple copies of this proxy statement or the Company's annual report.   The Company will also ask banks, brokers and nominees and fiduciaries to confirm within twenty (20) days of the record date to forward the proxy materials to their principals and to obtain authority to execute proxies or provide in writing to the Company notice to send the proxy materials directly to the stockholder.   The Company has identified the applicable accounts for any corresponding stockholder according to the applicable records provided by the intermediary for such stockholder.

The Company will promptly deliver, upon oral or written request, a separate copy of this proxy statement and/or the Company's annual report to any stockholder residing at an address to which only one copy of either such document was mailed. Requests for additional copies should be directed to the Company’s Secretary, at the Company’s corporate offices at Blue Earth, Inc., 2298 Horizon Ridge Parkway, Suite 205, Henderson, Nevada 89052, or by telephone at (702) 263-1808.

Stockholders who share an address, including any intermediary acting on behalf of multiple stockholders, can request the delivery of separate copies of future proxy statements or the Company's annual report upon written request, which should be directed to the Company’s Secretary, at the Company’s corporate offices at Blue Earth, Inc., 2298 Horizon Ridge Parkway, Suite 205, Henderson, Nevada 89052, or by telephone at (702) 263-1808.

Stockholders who share an address, including any intermediary acting on behalf of multiple stockholders, can request the delivery of a single copy of this proxy statement or a single copy of the Company's annual report upon written request. Such request should be directed to the Company’s Secretary, at the Company’s corporate offices at Blue Earth, Inc., 2298 Horizon Ridge Parkway, Suite 205, Henderson, Nevada 89052, or by telephone at (702) 263-1808.

Stockholder Communications

The Board welcomes communications from stockholders, which may be sent to the entire Board at the principal business address of the Company, Blue Earth, Inc. 2298 Horizon Ridge Parkway, Suite 205, Henderson, Nevada 89052, Attn: Corporate Secretary.  Security holder communications are initially screened to determine whether they will be relayed to Board members. Once the decision has been made to relay such communications to Board members, the Secretary will release the communication to the Board on the next business day. Communications that are clearly of a marketing nature, or which are unduly hostile, threatening, illegal or similarly inappropriate will be discarded and, if warranted, subject to appropriate legal action.

Recognizing that director attendance at the Company’s annual meetings of stockholders can provide stockholders with an opportunity to communicate with members of the Board of Directors, it is the policy of the Board of Directors to encourage, but not require, the members of the Board to attend such meetings.

AVAILABILITY OF PROXY MATERIALS

The Notice of Annual Meeting and Proxy Statement are available at www.ir.stockpr.com/blueearthinc/proxy-materials.  Instead of receiving future copies of our Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K by mail, shareowners of record and most beneficial owners can elect to receive an e-mail that will provide electronic links to these documents.  Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy-voting site.

Incorporation of Information by Reference

The following information relevant to Proposals 2, 3, 4, and 5 is incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2014.

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Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations;

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Item 8.  Financial Statements and Supplementary Data; and

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Item 9.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

We also incorporate by reference the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the Annual Meeting.  The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

OTHER MATTERS

The Board of Directors is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the meeting.  If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held June 19, 2015.

The Proxy Statement, proxy card and Annual Report on Form 10-K, as amended, are available at:

http://ir.stockpr.com/blueearthinc/proxy-materials.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

BLUE EARTH, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

 FOR THE ANNUAL MEETING OF SHAREHOLDERS

June 19, 2015

THE UNDERSIGNED, revoking all previous proxies, hereby appoints JOHNNY R. THOMAS and BRETT WOODARD, or either of them as attorneys, agents and proxies with power of substitution, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of BLUE EARTH, INC. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held on June 19, 2015 at 8:00 A.M. local time at Sun City MacDonald Ranch Community Association, located at 2020 West Horizon Ridge Parkway, Henderson, Nevada 89012, and at all adjournments thereof.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼
						Please mark your vote like this	[X]
1. ELECTION OF A BOARD OF SEVEN DIRECTORS	FOR	WITHHOLD AUTHORITY			FOR	AGAINST	ABSTAIN
(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)	[ ]	[ ]	2.	Ratify issuance and sale of 10 million shares of common stock to Jackson Investment Group, LLC on November 25, 2014	[ ]	[ ]	[ ]
01 - Laird Q. Cagen 02 - Johnny R. Thomas 03 - Robert Potts 04 - William (Bill) Richardson 05 - James A. Kelly 06 - Michael W. Allman 07 - Alan P. Krusi			3.	Ratify issuance of convertible preferred stock to TCA Global Credit Master Fund, LP under the Second Amendment to Credit Agreement, dated February 24, 2014.	[ ]	[ ]	[ ]

			4.	Ratify issuance and sale of senior secured convertible note to Jackson Investment Group, LLC under the Note and Warrant Purchase Agreement, dated March 10, 2015.	[ ]	[ ]	[ ]

			5.	Ratify the issuance of restricted shares to independent directors on December 22, 2014.	[ ]	[ ]	[ ]

			6.	Ratify appointment of HJ & Associates LLC, as independent auditors for the 2015 fiscal year	[ ]	[ ]	[ ]

			7.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.	[ ]	[ ]	[ ]

The shares represented by this proxy will be voted in accordance with the instructions given. If no such instructions are given, the shares represented by this proxy will be voted in favor of the: (1) election of all of the nominees for directors designated by the board of directors; (2) ratification of sale of common stock to Jackson Investment Group, LLC; (3) ratification of sale of convertible preferred stock to TCA Global Credit Master Fund, LP; (4) ratification of sale of senior secured convertible note to Jackson Investment Group, LLC, (5) ratification of issuance of restricted shares of Common Stock to independent directors, (6) ratification of appointment of HJ & Associates LLC, as independent auditors, and (7) such other business as may properly come before the meeting.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE ENCLOSED FOR THIS PURPOSE TO:  Blue Earth, Inc., 2298 Horizon Ridge Parkway, Suite 205, Henderson, NV 89052; Attn:  John Francis.  No postage is required for mailing in the United States; or via e-mail to John Francis at:  jfrancis@blueearthinc.com.

Dated: _____________, 2015	Signature: ___________________	Signature: ___________________

Please sign exactly as your name or names appear hereon. Joint owners should each sign personally. When signing as executor, administrator, corporation, officer, attorney, agent, trustee or guardian, etc. please add your full title to your signature. If signer is a corporation, please sign n full corporate name by president and authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.